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                                                                     Exhibit 5

                                                 [INTERNATIONAL PAPER LOGO]
                                                    400 ATLANTIC STREET
                                                    STAMFORD, CT  06921
                                                    (T) 203.541.8396
                                                    (F) 203.541.8218


ANDREA L. DULBERG
CHIEF COUNSEL - SECURITIES LAW


                                             November 8, 2004


Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549


Ladies and Gentlemen:

         I am an Assistant Secretary of International Paper Company, a New York corporation (the "Company"), and have acted as counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, relating to the authorization and issuance of 14,000,000 shares of the Company's Common Stock, par value $1.00 (the "Shares"), in connection with the International Paper Company Long-Term Incentive Compensation Plan (the "Plan").

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate documents and records which I have deemed necessary or appropriate for the purposes of the opinion and have concluded such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed that the signatures on all documents that I have examined are genuine.

         Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

         I hereby consent to the filing of the opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   /s/ Andrea L. Dulberg
                                   -------------------------------------
                                   Andrea L. Dulberg, Esq.